UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2025
Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01     Regulation FD Disclosure.
Arcosa, Inc. (the “Company”) has updated its presentation materials that management intends to use from time to time in investor presentations about the Company’s operations and performance. The investor presentation is attached as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, the investor presentation will be made available on www.arcosa.com.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 in this report on Form 8-K is not an admission of the materiality of any information in this Item 7.01 of this report that is required to be disclosed solely by Regulation FD.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Arcosa, Inc. Investor Presentation dated March 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

March 6, 2025	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer